UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 2, 2016

Accuride Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (812) 962-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into Material Definitive Agreement.

Agreement and Plan of Merger

On September 2, 2016, Accuride Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Armor Parent Corp., a Delaware corporation (“Parent”), and Armor Merger Sub Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are subsidiaries of investment funds advised by Crestview Partners, L.L.C., a New York-based private equity firm (“Crestview”).

The Merger Agreement provides, among other things and subject to the terms and conditions set forth therein, that Merger Sub will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”).  At the Effective Time (as defined in the Merger Agreement), and as a result of the Merger:

•      Each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), that is issued and outstanding immediately prior to the Effective Time, other than shares to be cancelled pursuant to Section 2.1(b) of the Merger Agreement or Dissenting Shares (as defined in the Merger Agreement), shall  be automatically converted into the right to receive $2.58 in cash, without interest (the “Merger Consideration”);

•      Each option to purchase Company Common Stock (each, a “Company Option”), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall automatically and without any required action on the part of the holder thereof, be cancelled and shall only entitle the holder thereof to receive an amount in cash equal to the product of (x) the total number of shares of Company Common Stock subject to the Company Option multiplied by (y) the excess, if any, of the Merger Consideration over the per-share exercise price of such Company Option; and

•      Each restricted stock unit (x) that is vested as of the date of the Merger Agreement (but not payable until a later date) or that is subject solely to time-based vesting conditions and is outstanding immediately prior to the Effective Time (a “Company RSU”), shall, whether vested or unvested, automatically and without any required action on the part of the holder thereof, be cancelled and shall only entitle the holder thereof to receive an amount in cash equal to the Merger Consideration with respect to each share of Company Common Stock subject to such Company RSU, and (y) that is subject to performance-based vesting conditions (a “Performance RSU”) and is outstanding immediately prior to the effective time shall vest in accordance with the terms of the agreement granting such Performance RSU and, without any required action on the part of the holder thereof, be cancelled and shall entitle the holder thereof to receive the Merger Consideration with respect to each vested share of Company Common Stock subject to such Performance RSU.

The board of directors of the Company (the “Board”) has unanimously (i) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, (ii) determined that the terms of the Merger Agreement and the Merger are fair to, and in the best interests of, the Company and its stockholders, (iii) directed that the Merger Agreement be submitted to the stockholders of the Company at a special stockholder meeting and (iv) recommended that the Company’s stockholders adopt the Merger Agreement.

Assuming the satisfaction of the conditions set forth in the Merger Agreement and briefly discussed below, the Company expects the Merger to close in the fourth quarter of 2016.  The stockholders of the Company will be asked to vote on the adoption of the Merger Agreement at a special stockholder meeting that will be held on a date, and at the time and place, to be announced when finalized.

The closing of the Merger is subject to various closing conditions, including (i) adoption of the Merger Agreement by holders of a majority of the Company’s issued and outstanding shares (the “Company Stockholder Approval”), (ii) (a) the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (b) the approval of the Federal Economic Competition Commission of Mexico, or the expiration or termination of the applicable review period under the Federal Law of Economic Competition of Mexico, (iii) the absence of any order, injunction or law prohibiting the closing of the Merger and (iv) subject to Company Material Adverse Effect (as defined in the Merger Agreement) and other customary materiality qualifications, the accuracy of the representations and warranties contained in the Merger Agreement and compliance with the covenants and agreements contained in the Merger Agreement as of the Closing of the Merger. In addition, the obligation of Parent and Merger Sub to consummate the Merger is subject to the absence, since the date of the Merger Agreement, of any change or event that has had or would reasonably be expected to have a Company Material Adverse Effect. The closing of the Merger is not subject to a financing condition.

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants by the Company to conduct its business in the ordinary course between the date of the Merger Agreement and the closing of the Merger, not to engage in certain kinds of material transactions during such period, to convene and hold a special meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval, to cooperate with Parent in connection with the financing for the Merger, to obtain regulatory approvals and, subject to certain customary exceptions, for the Board to recommend that the stockholders adopt the Merger Agreement. The Merger Agreement also contains customary representations, warranties and covenants of Parent and Merger Sub, including a covenant that Parent use its reasonable best efforts to cause the financing for the Merger to be funded.

The Merger Agreement provides that, during period beginning on the date of the Merger Agreement and continuing until 11:59 p.m. (New York time) on the day that is 35 calendar days following the date of the Merger Agreement (the “Solicitation Period End Date”), the Company may (i) solicit, initiate, facilitate and encourage the making of Acquisition Proposals (as defined in the Merger Agreement) from third parties and provide nonpublic information to such third parties (subject to entry into acceptable confidentiality agreements), provided that such non-public information is also provided or made available to Parent or Merger Sub, to the extent not previously provided or made available to Parent or Merger Sub, as promptly as reasonably practicable (and in no event later than twenty-four hours) after it is provided or made available to such third parties and (ii) enter into, continue or otherwise participate in any discussions or negotiations with such third parties regarding such Acquisition Proposals or otherwise cooperate with or assist or participate in or facilitate any such discussions or negotiations or any effort or attempt to make any Acquisition Proposal. From and after the Solicitation Period End Date, the Company will become subject to customary “no shop” restrictions prohibiting the Company and its representatives from soliciting Acquisition Proposals from third parties or providing information to or participating in any discussions or negotiations with third parties regarding Acquisition Proposals, subject to certain exceptions set forth in the Merger Agreement as described below. However, until the thirtieth calendar day following the Solicitation Period End Date (as may be extended in accordance with the Merger Agreement), the Company may continue to engage in the foregoing activities with any third party that made a bona fide Acquisition Proposal prior to the Solicitation Period End Date and with whom the Company or any of its representatives are engaged in good faith negotiations with respect to such Acquisition Proposal as of the Solicitation Period End Date and, on or before the Solicitation Period End Date, the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal constitutes or could reasonably be expected to lead to in a Superior Proposal (as defined below) (each, an “Exempted Person”).

Notwithstanding the limitations applicable after the Solicitation Period End Date, prior to obtaining the Company Stockholder Approval, the Board may effect a Change of Board Recommendation (as defined in the Merger Agreement) if the Company has received a bona fide written Acquisition Proposal (other than as a result of a breach of Section 5.3 of the Merger Agreement) (excluding any immaterial, unintentional violations)) that the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, taking into account such factors as the Board considers in good faith to be appropriate (including the conditionality, timing and likelihood of consummation of such proposals), is reasonably likely to be consummated in accordance with its terms and, if consummated, would be more favorable from a financial point of view to the stockholders of the Company than the Merger (taking into account any adjustments to the Merger Agreement proposed by Parent as described below) (a “Superior Proposal”) and the Board determines in good faith, after consultation with its outside legal counsel, that the failure to make such a Change of Board Recommendation in response to the receipt of such Superior Proposal would reasonably be expected to be inconsistent with its fiduciary duties under applicable law. In addition, prior to obtaining the Company Stockholder Approval, the Board may also, subject to requirements specified in the Merger Agreement, terminate the Merger Agreement in response to a Superior Proposal. Prior to taking the actions described above, the Company must provide Parent with at least three business days advance written notice (the “Notice Period”) of the Company’s intention to take such action, the basis for such Change of Board Recommendation or termination, the identity of the third party making such Superior Proposal, the material terms and conditions of such Superior Proposal and a copy of the most current draft of the Company Acquisition Agreement (as defined in the Merger Agreement) to be entered into in respect of such Superior Proposal. To the extent Parent requests, the Company is required to direct its representatives to negotiate with Parent in good faith during the Notice Period regarding any amendments or modifications to the Merger Agreement proposed in writing by Parent and intended to cause the relevant Acquisition Proposal to no longer constitute a Superior Proposal. Following the Notice Period, and taking into account any amendments or modifications proposed by Parent to the terms of the Merger Agreement, the Board may terminate the Merger Agreement if it determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal would continue to constitute a Superior Proposal if such proposed amendments or modifications were to be given effect and that failure to make a Change of Board Recommendation with respect to such Superior Proposal would reasonably be expected to be inconsistent with the Board’s fiduciary duties under applicable law.  Subject to similar provisions and requirements in the Merger Agreement, including a four business day notice period, the Board may also effect a Change of Board Recommendation with respect to an Intervening Event (as defined in the Merger Agreement).

Parent and Merger Sub have secured committed financing, consisting of a combination of equity to be provided by investment funds affiliated with Crestview and debt to be provided by Royal Bank of Canada the aggregate proceeds of which, together with cash on hand at the Company (which will be available to Parent following the closing of the Merger), will be sufficient for Parent to pay the aggregate Merger Consideration and all other closing payments and related fees and expenses. The availability of the debt financing is subject to the satisfaction of customary conditions.

The Merger Agreement contains certain termination rights for both the Company and Parent. If the Merger Agreement is terminated in connection with the Company entering into a Company Acquisition Agreement in respect of a Superior Proposal prior to the Solicitation Period End Date or otherwise with respect to an Exempted Person, the Company will be required to pay to Parent a termination fee of $4.0 million. Upon termination of the Merger Agreement under specified circumstances, including with respect to the Company’s entry into an agreement with respect to a Superior Proposal other than as described in the preceding sentence or the Board effecting a Change of Board Recommendation, the Company will be required to pay to Parent a termination fee of $8.0 million. The termination fee of $8.0 million may also be payable by the Company if (i) the Merger Agreement is terminated (a) by the Company or Parent as a result of the failure to obtain the Company Stockholder Approval or (b) by Parent due to the Company’s failure to comply in all material respects with its covenants under the Merger Agreement, (ii) an Acquisition Proposal has been publicly announced or made to the Company and not withdrawn, (a) in the case of termination as a result of the failure to obtain the Company Stockholder Approval, prior to the special meeting of the stockholders of the Company to consider and vote upon the Merger Agreement and (b) in the case of termination as a result of the Company’s failure to comply in all material respects with its covenants under the Merger Agreement, prior to such termination and (iii) the Company enters into a Company Acquisition Agreement or consummates an Acquisition Proposal within 12 months following such termination, except that the termination fee payable under such circumstances would be reduced by the amount of any expenses previously reimbursed by the Company to Parent as described below. The Company will be required to reimburse Parent up to $1.3 million in reasonable expenses if the Merger Agreement is terminated (i) by Parent due to the Company’s failure to comply in all material respects with its covenants under the Merger Agreement or (ii) by either Parent or the Company as a result of the failure to obtain the Company Stockholder Approval. Parent will be required to pay to the Company a termination fee of $12.0 million in the event Parent fails to consummate the Merger after Parent’s conditions to closing have been satisfied or if the Merger Agreement is terminated as a result of Parent’s breach of its representations, warranties or covenants under the Merger Agreement. Concurrently with the execution of the Merger Agreement, an affiliate of Parent has entered into a limited guarantee pursuant to which such affiliate has guaranteed Parent’s obligation to pay the termination fee, and reimburse the Company with respect to certain expenses in connection with the Merger, in an amount not to exceed $12.5 million. The Merger Agreement also provides that either party may specifically enforce the other party’s obligations thereunder, provided that the Company may only cause Parent to consummate the Merger if certain requirements are satisfied, including the availability of the debt financing to be funded.

In addition to the foregoing termination rights, and subject to certain limitations, the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by January 24 , 2017, which date will be extended to February 23, 2017 in the event that on January 24, 2017, all conditions to the closing of the Merger have been satisfied or waived other than those relating to (i) the absence of orders, injunctions or laws prohibiting the consummation of the Merger and (ii) the receipt of required antitrust approvals.

The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this Current Report by reference in its entirety. The Merger Agreement has been attached as an exhibit to provide investors and stockholders of the Company with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and stockholders of the Company accordingly should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules that the Company exchanged with Parent and Merger Sub in connection with the execution of the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties to the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the proxy statement that the Company will be filing in connection with the Merger, as well as in the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents that the Company has filed or may file with the Securities Exchange Commission (the “SEC”).

Upon the closing of the Merger, the Company Common Stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934 (the “Exchange Act”).

Voting Agreement

As a condition to Parent entering into the Merger Agreement, Cetus Capital, LLC and certain of its affiliates, including Robert E. Davis, a member of the Board (collectively, “Cetus”), entered into a voting agreement with Parent (the “Voting Agreement”), with respect to the shares of Company Common Stock beneficially owned by Cetus, as set forth in the Voting Agreement (collectively, the “Voting Agreement Shares”).

Cetus beneficially owns approximately 17.3% of the outstanding shares of Company Common Stock and has agreed, among other things, to vote all Voting Agreement Shares in favor of the Merger. Cetus has also agreed during the term of the Voting Agreement not to, except to the extent requested by the Company and the Company is otherwise permitted to take such actions pursuant to the Merger Agreement, (i) (a) initiate, solicit, facilitate or knowingly encourage the making of any Acquisition Proposal from third parties, (b) engage in, continue or otherwise participate in any discussions or negotiations with any third party regarding any Acquisition Proposal or (c) furnish or provide any nonpublic information in connection with any Acquisition Proposal and (ii) (a) solicit proxies or participate in a solicitation in opposition to the Merger, or otherwise encourage, advise or assist any third party in taking or planning any action which would reasonably be expected to compete, impede or interfere with the consummation of the Merger, (b) encourage, initiate or cooperate in a stockholder’s vote in opposition to or in competition with the consummation of the Merger, (c) become a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act) with respect to any voting securities of the Company for the purpose of opposing or competing with the consummation of the Merger or (d) unless required by applicable law, make any press release, public announcement or other non-confidential communication with respect to the business or affairs of the Company or Parent, without the prior written consent of Parent.  Cetus has also agreed that Cetus and its affiliates will not make (or participate as an investor or financing source in) any Acquisition Proposal. The Voting Agreement will terminate upon the earliest of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) the date on which the Board makes a Change of Board Recommendation, (iv) the date on which any amendment of, modification to or waiver under the Merger Agreement is entered into or given that is adverse in any material respect to Cetus without Cetus’ prior written consent and (v) February 23, 2017.

The foregoing description of the Voting Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated into this Current Report by reference in its entirety.

Item 8.01.                                        Other Events.

On September 2, 2016, the Company and Parent issued a joint press release announcing the Merger Agreement, a copy of which is filed as Exhibit 99.2 to this report.

Important Additional Information:

A special meeting of the stockholders of the Company will be announced as promptly as practicable to seek stockholder approval in connection with the Merger.  The Company expects to file with the SEC a proxy statement and other relevant documents in connection with the Merger. The definitive proxy statement will be sent or given to the stockholders of the Company and will contain important information about the proposed transaction and related matters. INVESTORS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, PARENT, MERGER SUB AND THE MERGER. Investors may obtain a free copy of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov, at the Company’s website at www.accuridecorp.com or by sending a written request to the Company at 7140 Office Circle, Evansville, Indiana 47715, Attention: General Counsel and Corporate Secretary.

Participants in the Solication:

The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the Merger.  Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the Merger will be set forth in the Company’s definitive proxy statement for its special stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the Merger will be set forth in the definitive proxy statement when it is filed with the SEC in connection with the Merger. Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2016 Annual Meeting of Stockholders (the “2016 Proxy Statement”), which was filed with the SEC on March 18, 2016. To the extent that holdings of the Company’s securities have changed since the amounts set forth in the 2016 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Forward-Looking Statements:

This Current Report on Form 8-K and Exhibit 99.2 hereto contain “forward-looking statements” within the meaning of the U.S. securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, including statements regarding the proposed transaction and the ability to consummate the proposed transaction. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: (1) the Company may be unable to obtain stockholder approval for the proposed transaction; (2) the conditions to the closing of the proposed transaction may not be satisfied and required regulatory approvals may not be obtained; (3) the proposed transaction may involve unexpected costs, liabilities or delays; (4) the business of the Company may suffer as a result of uncertainty surrounding the proposed transaction; (5) the outcome of any legal proceedings related to the proposed transaction; (6) the Company may be adversely affected by other economic, business, legislative, regulatory and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (8) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; (9) the failure by Parent or Merger Sub to obtain the necessary debt and equity financing arrangements set forth in the commitment letters received in connection with the proposed transaction; and (10) other risks to consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all. If the proposed transaction is consummated, the Company’s stockholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth. The foregoing review of important factors that could cause actual results to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2015 and recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, which are available on the SEC’s website at www.sec.gov. Except as required by applicable law, the Company undertakes no obligation to update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. The Company does not intend, and assumes no obligation, to update any forward-looking statements. The Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2015, the 2016 Proxy Statement and recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, which are available on the SEC’s website at www.sec.gov.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of September 2, 2016 among Parent, Merger Sub and the Company*

99.1	Voting Agreement, dated as of September 2, 2016 between the Company and each of the stockholders signatory thereto*

99.2	Press release dated September 2, 2016

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

By:	/s/ Stephen A. Martin
Name: Stephen A. Martin
Title: Senior Vice President / General Counsel

Dated: September 2, 2016